Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of Freedom Financial Group, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2009, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), we, Jerald L. Fenstermaker, President and Chief Executive Officer of the Company, and J. Kevin Maxwell, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:  (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jerald L. Fenstermaker
Jerald L. Fenstermaker
President and Chief Executive Officer
(Principal Executive Officer)
November 9, 2009

/s/ J. Kevin Maxwell
J. Kevin Maxwell
Treasurer and Chief Financial Officer
(Principal Financial Officer)
November 9, 2009